                                                       Exhibit 2










                         THE PAINEWEBBER EQUITY TRUST,
                            GROWTH STOCK SERIES 19


                         TRUST INDENTURE AND AGREEMENT


                          Dated as of March 25, 1997


                                 Incorporating


                     Standard Terms and Conditions of Trust
                         Dated as of July 10, 1990,


                                    Between


                           PAINEWEBBER INCORPORATED,
                                   as Sponsor


                                      and


                         INVESTORS BANK & TRUST COMPANY


                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Co-Trustees

                  THIS TRUST INDENTURE AND AGREEMENT dated as of March 25, 1997 between PaineWebber Incorporated, as Sponsor and Investors Bank & Trust Company and The First National Bank of Chicago, as Co-Trustees, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 10, 1990, as amended, among the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                         W I T N E S S E T H   T H A T :

                  Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic companies, or evidence thereof, and in certain cases, United States Treasury obligations ("Treasury obligations") and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

                  WHEREAS, the parties now desire to create the nineteenth of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2, Section 3 and Section 4 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, Growth Stock Series 19".

                  A. The Securities deposited pursuant to Section 2.02 are comprised of the following: (1) the Securities as set forth in Schedule A hereto, (2) any Reinvestment Securities (hereinafter defined) which may be deposited pursuant to paragraph L of this Section 2 and (3) additional deposits of Securities pursuant to paragraph A of this Section 2.

                  In addition, Section 2.02 is hereby amended to add the following as the third paragraph of Section 2.02 to read as follows:

                  "From time to time, following the Initial Date of Deposit, the Sponsor is hereby authorized, in its discretion to cause the Trustee to issue additional Units upon the purchase by the Trustee of additional Securities in respect thereof. In such cases, the Sponsor shall instruct the Trustee to create a specified number of additional Units whereupon the Trustee shall purchase and deposit the additional securities in respect thereof. Such additional Securities shall be held, managed and applied by the Trustee as herein provided. In connection with each such request to purchase additional Securities, the Sponsor shall also deliver to the Trustee (i) cash, a certified check or checks, other cash or equivalents or an irrevocable letter or letters of credit issued by a commercial bank or banks, in each case in an amount necessary to consummate the purchase of any such additional Securities pursuant to any contracts entered into pursuant to this Section or (ii) instructions to purchase such Additional Securities, along with cash, a certified check or checks, or other cash equivalents, an irrevocable letter or letters of credit issued by a commercial bank or banks, in each case in the amount based upon the price of such Additional Securities on the date each such additional deposit occurs, multiplied by the number of Units to be issued. All such amounts will be based upon the price of such Additional Securities at the Valuation Time on the date such amounts are deposited. Such purchase and deposit of Additional Securities shall be made, in each case, pursuant to a Supplemental Indenture executed by the Sponsor and the Trustee. The Trustee in each case shall ensure that each deposit of Additional Securities pursuant to this Section shall be made so as to match as close as is practicable the Percentage Ratios for such Securities determined by reference to Schedule A of the Trust Indenture for each Trust Fund and subject to adjustment as provided in the Standard Terms and the Trust Indenture."




                  B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 100,000.

                  (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/100,000th of the Trust Fund. A receipt representing the total number of Units outstanding on the Initial
Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to
Section 2.03.

                  C. The term "Record Date" shall mean June 30, 1997 and quarterly thereafter with respect to Income Account Distributions and shall mean December 31, 1997 and annually thereafter with respect to Capital Account Distributions, except that with respect to a distribution required by
Section 2.02 (b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  D. The term "Distribution Date" shall mean the 20th day following each Record Date, commencing July 20, 1997, with respect to Income Account Distributions and shall mean January 20, 1998 and annually thereafter with respect to Capital Account Distributions. With respect to a distribution required by Section 2.02 (b), the Distribution Date shall be twenty days after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  E. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of (i) the Securities originally deposited on the date hereof pursuant to Section 2.02 and (ii) any additional Securities subsequently deposited pursuant to Section 2.02 as amended by paragraph A of this Section hereof.

                  F. The Mandatory Termination Date shall be June 30, 2000. The date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be June 10, 2000.


                  G. The Trustee's annual compensation as referred to in
Section 8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

                  H. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units Outstanding at any time during the calendar year.

                  I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.05 per Unit outstanding.

                  J. Section 3.06 with regard to Portfolio Supervision shall be amended to read as follows:

                  Subparagraph (e) shall be deleted and the following text shall be inserted in its place as the current version of paragraph (e): "that a decline in price has occurred or such materially adverse credit factors have occurred, that in the opinion of the Sponsor the retention of such Securities would not be in the best interest of the Unitholders"

                  K. In the event that the Sponsor directs the Trustee to distribute Securities in lieu of a cash redemption pursuant to Section 5.02, the Trustee shall so distribute the stocks and distribute only stocks in a proportionate amount, rounding to avoid the delivery of fractional shares and where such rounding is not possible by delivering Stocks and an amount equal to the difference between the Redemption Value and the value of such Stocks delivered (determined in accordance with Section 4.01 on the date of tender).

                  L. If Securities in the Trust are to be sold pursuant to
Section 3.06 or 9.01 of the Standard Terms or Section 2(M) hereof, the proceeds of such sale may be reinvested by the Trustee, if in the opinion of the Sponsor it is in the best interests of the Unitholders and practical to do so, in Treasury Obligations maturing on or prior to the next succeeding distribution date (the "Reinvestment Securities"), to the extent permitted by the Securities and Exchange Commission. Any proceeds of sale not so reinvested in Reinvestment Securities shall be distributed to Unitholders of record on the next Distribution Date. Any Reinvestment Securities purchased pursuant to this
Section 2(L) shall be deposited into the Trust and shall be subject to the terms of this Trust Indenture and the Agreement to the same extent as any Security deposited into the Trust on the Date of Deposit and the terms
"Trust Fund" and "Securities" shall thereafter be defined as including such Reinvestment Securities. Expenses with respect to the purchase, including brokerage commissions, if any, of Reinvestment Securities shall be an expense borne by the Trust.

                  M. The Percentage Ratios for the Trust shall be the percentage ratios between the number of shares of each issue of stock in the Trust deposited in the Trust on the date hereof. Such Percentage Ratios are subject to adjustment to reflect the occurrence of (i) a stock split or a similar event which affects the capital structure of the issuer of a stock,
(ii) a merger or reorganization, (iii) sale of any Securities from the Trust portfolio or (iv) the purchase of Reinvestment Securities pursuant to paragraph L of this Section hereof; such that the Percentage Ratio for each issue shall then equal, as nearly as possible, the percentage of the aggregate market value of each issue of Securities in the Trust as of the date immediately preceding the date of the applicable Supplement Indenture. In addition, the Sponsor shall pay to the Trustee for deposit into the Income Account an amount equal to the estimated net income per Unit for the number of days from the initial Date of Deposit through the settlement date for the additional securities, less the aggregate amount of distributions per Unit from the initial Date of Deposit, multiplied by the number of new Units created by the deposit of additional Securities into the Trust Fund. Such amount shall be paid by the Sponsor.

                  N. The first paragraph of Section 3.07 shall not apply to the Trust and is hereby deleted.

                  O. The Trustee will calculate the Trust's value, as provided in Section 5.01 on the dates set forth in said Section 4.01 and additionally upon termination (or the last business day prior thereto.)
The value of Treasury Obligations, if any, held in the Trust, pursuant to Section L above, shall be determined as set forth in Section 4.01 except that for all purposes such evaluation shall be based on the basis of bid prices which may be obtained from an evaluation service.

                  P. In the event that any issuer of a Security in the Trust issues a stock dividend in lieu of a cash dividend, such dividend shall be sold by the Trustee, and the proceeds thereof shall be Income, as defined in the Standard Terms, and shall be deposited into the Income Account and distributed as of the next succeeding Income Account Distribution Date.

                  Q. All Units will be held in book-entry form, except that upon request a Unitholder may receive a certificate representing beneficial ownership of its Units.

                  R. The second paragraph of Section 3.05 shall be amended as follows:

                           the phrase "Within a reasonable period of time after the last day of each calendar year. . ." shall be deleted and the following phrase shall be substituted therefor: "Within 60 days following the last day of each calendar year. . ."

                  S. The text of Section 3.13 shall be deleted and the following text shall be inserted in its place:

                           "Section 3.13. Diversification Test. In the case of a trust which has elected to qualify as a Regulated Investment Company the Trustee shall determine the value of the Securities in the Trust Fund as of (1) the Friday (or the immediately preceding Business
                           Day if such Friday
                           is not a Business Day) before the last business day of the first quarter of the Trust Fund's first taxable year and (2) the last business day of the first quarter of the Trust Fund's first taxable year. For purposes of this Section 3.13 each said day and each such day in any subsequent quarter in which additional Securities are acquired shall except as the context may otherwise require, be hereinafter referred to as the "Diversification Test Date."

                           On each Diversification Test Date the Trustee shall determine whether or not the aggregate fair market value of all Securities of any one issuer valued at greater than 5% of the total assets of the Trust Fund exceeds 50% of the total assets of the Trust Fund on such Diversification Test Date. In making the necessary computations the Trustee shall compute the fair market value of the Securities by taking the value of the Securities in the Trust Fund, including the amount of any accrued interest or dividends receivable thereon, by treating as Securities of the same issuer only those securities whose name so dictates; by treating contracts to purchase Securities as if the Securities subject to such contracts had been acquired by the Trust Fund; and by the settlement of contracts to purchase Securities as the acquisition of Securities on their respective settlement dates.

                              In the event the foregoing determination by the
                           Trustee states that the aggregate value of Securities of any one issuer valued at more than 5% of the total assets of the Trust Fund on the Friday (or the immediately prior Business Day if such Friday is not a Business Day) before the last Business Day in the first quarter of the first taxable year of the Trust Fund exceeds 50% of the total assets of the Trust Fund on such date, as provided in Section 3.06, other than for Government Securities, the Sponsor shall direct the Trustee to sell all or any portion of the Securities whose value is greater than 50% of total assets of the Trust Fund or take such other action as is necessary, so that the aggregate fair market value of Securities of any one issuer with values greater than 5% of the total assets of the Trust
                           Fund does not exceed 50% of the total assets of the Trust Fund on the last Business Day of the first quarter of the first taxable year of the Trust Fund. On the last day of the first quarter of the first taxable year of the Trust Fund the Trustee shall provide a certificate satisfactory in form and substance to the Sponsor and its counsel to the effect that the aggregate fair market value of all Securities of any one issuer valued at greater than 5% of the assets does not exceed 50% of the fair market value of the Trust's total assets on the last day of the quarter.

                              In order to ensure the continued qualification of
                           the Trust as a Regulated Investment Company, the Trustee shall cause a review to be performed by the independent certified public accountants designated by the Sponsor pursuant to Section 8.01(e) of the Trust prior to the end of each calendar year. The purpose of such review shall be to determine whether the Trust is deriving at least 90% of its gross income, from interest, dividends, and gains from the sale or other disposition of the underlying Trust Securities. The Trustee shall submit the written results of such review to the Sponsor.

                              In the event that the foregoing review states that
                           less than 90% of the gross income of the Trust is derived from interest, dividends and gains from the sale or other disposition of the underlying Trust Securities the Sponsor shall direct the Trustee to sell certain of the Trust Securities pursuant to
                           Section 3.06 in an amount deemed necessary by the Sponsor to maintain the status of the Trust as a Regulated Investment Company.

     In performing the duties set forth in this Section 3.13, the Trustee may seek the advice of the independent certified public accountants designated by the Sponsor pursuant to Section 8.01 hereof and may rely upon the advice of such accountants.

                           T. For the purpose of this Trust, Section 10.03 shall
be amended so that the text below shall be added to the paragraph following the last sentence thereof:

                              "The accounts of the Trust shall be audited not less than annually be independent public accountants selected by the Sponsor. So long as the Sponsor is maintaining a secondary market for Units, the Sponsor shall bear any audit expense which exceeds $.0050 per Unit".

                  3. The Standard Terms shall be amended to permit the Trustee to charge the Trust and to deduct from the accounts of the Trust certain fees and expenses incurred in connection with the organization of this Trust Series ("Initial Costs"), all to the effect and in the amount set forth below.

                  a. Section 3.04(a) of the Standard Terms shall hereby be amended as follows:

                           (1) the text of Section 3.04(a) shall be deleted in its entirety and;
                           (2) the following text set forth below shall be inserted in replacement of such Section 3.04(a):

                                            "deduct from the Income
                                            Account or, to the extent
                                            such funds are not
                                            available in such account,
                                            from the Capital Account,
                                            and pay to itself
                                            individually the amounts
                                            that it is at the time
                                            entitled to receive (i)
                                            pursuant to Sections 8.01
                                            and 8.05 on account of its
                                            services theretofore
                                            performed and expenses,
                                            losses and liabilities
                                            theretofore incurred, if
                                            any, and (ii) in
                                            reimbursement of advances
                                            made, and other amounts
                                            paid, by the Trustee in
                                            connection with the
                                            organization and
                                            establishment of the Trust
                                            in accordance with the
                                            provisions of, and
                                            procedures set forth in,
                                            Section 10.02."

                  b. Section 10.02 of the Standard Terms shall hereby be amended as follows:

                           (1) the text of Section 10.02 shall be deleted in its entirety and;
                           (2) the following text set forth below shall be inserted in replacement of such Section 10.02:

                                            "Section 10.02. Initial
                                            Costs (a) The Initial
                                            Costs incurred by the
                                            Sponsor and the Trustee in
                                            connection with the
                                            organization and
                                            establishment of the Trust
                                            shall be paid by the
                                            Trust, or if paid for by
                                            the Trustee initially,
                                            shall be reimbursed by the
                                            Trust to the Trustee in
                                            accordance with Section
                                            3.04(a).


                                            (b)  Initial Costs to be charged
                                            to the Trust
                           include, but are not limited to

                  (1) the costs of the initial preparation, typesetting and execution of the registration statement, prospectuses
                           (including preliminary prospectuses), the trust indenture and other legal documents relating to the establishment of the Trust, and the costs of submitting such documents in electronic format to the SEC,
                  (2) SEC and state blue sky registration fees for the initial registration of Trust Units,
                  (3)      the cost of the initial audit of the Trust,
                  (4) the legal costs incurred by the Sponsor and the Trustee related to any and all of the foregoing, and
                  (5) other out-of-pocket expenses related to any and all of the foregoing.

                  (c) Costs and expenses incurred in the marketing and selling of Trust Units, shall not be borne by the Trust but shall be paid for by the Sponsor. Such costs and expenses include but are not limited to (1) any expenses incurred in the printing of prospectuses (including preliminary prospectuses), (2) the preparation and printing of brochures and other advertising or marketing materials, including any legal costs incurred in the review thereof, and
                           (3) any other selling or promotional costs or expenses.

                  (d) Promptly after the Initial Date of Deposit, upon written certification to the Trustee, the Sponsor shall receive reimbursement for any of the Initial Costs set forth in subsection (b) above which are payable from the Trust but which were paid for by the Sponsor, without profit. The Trustee shall advance out of its own funds such reimbursement, provided, however, that the Trustee shall be entitled to be reimbursed without interest out of the Trust Fund for any and all amounts advanced by it pursuant to this Section 10.2(d), in the manner set forth in Section 3.04(a). Such advances shall be considered a lien on the Trust Fund, and the Trustee shall have a priority over Unitholders on funds received in respect of the Securities in the Trust, as such funds are received.

                  (e) The Trustee shall reimburse itself for the advances made pursuant to subsection (d) above in approximately equal installments over the life of the Trust which is anticipated to be a three (3) year period unless the Trust is sooner terminated, in which case all amounts still due and owing shall be payable to the Trustee from the assets of the Trust.

                   g. The Sponsor shall bear the Initial Costs, if any, in excess of $100,000.

     Section 4. The Trust hereby elects to qualify as a Regulated Investment Company under the Internal Revenue Code of 1986, as amended.

   							 	    SCHEDULE A

                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 19
                           SCHEDULE OF INVESTMENTS
                    AS OF DATE OF DEPOSIT, MARCH 25, 1997


COMMON STOCKS (1)


         PRIMARY INDUSTRY SOURCE AND            NUMBER OF   COST OF SECURITIES
                NAME OF ISSUER                   SHARES        TO TRUST(2)
--------------------------------------------  -----------  ------------------
Airlines (4.06%)
  AMR Corporation*...........................       230         $19,492.50
  Northwest Airlines Corporation*............       520          19,760.00
Automobile & Trucks (2.03%)
  General Motors Company.....................       340          19,677.50
Automobile Parts--Original Equipment (2.04%)
  Lear Corporation* .........................       560          19,740.00
Beverages (4.07%)
  The Coca-Cola Company......................       330          19,717.50
  PepsiCo, Inc...............................       600          19,650.00
Building & Construction Products (2.01%)
  Lowe's Companies, Inc. ....................       490          19,416.25
Commercial Services (2.03%)
  CUC International, Inc.*...................       800          19,600.00
Computer Hardware/Software (6.01%)
  Compaq Computer Corporation*...............       260          19,792.50
  Microsoft Corporation*.....................       210          18,926.25
  Seagate Technology, Inc.*..................       450          19,406.25
Cosmetics & Toiletries (8.09%)
  Colgate-Palmolive Company..................       180          19,575.00
  Gillette Company...........................       250          19,343.75
  Procter & Gamble Company...................       160          19,740.00
  Revlon, Inc.*..............................       490          19,600.00
Electronics/Semi-Conductor (4.04%)
  Intel Corporation..........................       150          19,593.75
  Motorola, Inc..............................       340          19,507.50
Entertainment (6.75%)
  Alliance Entertainment Corporation* .......     3,990           6,483.75
  The Walt Disney Company....................       260          19,500.00
  Time Warner, Inc...........................       440          19,745.00
  Tribune Company............................       480          19,620.00
Financial Banks (4.04%)
  First Union Corporation....................       210          19,162.50
  Mellon Bank Corporation....................       250          19,937.50
Funeral Services & Related Items (2.04%)
  Service Corporation International..........       610          19,748.75


                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 19
                           SCHEDULE OF INVESTMENTS
              AS OF DATE OF DEPOSIT, MARCH 25, 1997 (CONTINUED)

COMMON STOCKS (1)

          PRIMARY INDUSTRY SOURCE AND          NUMBER OF   COST OF SECURITIES
                NAME OF ISSUER                   SHARES        TO TRUST(2)
--------------------------------------------  -----------  ------------------
Hotels (4.03%)
  Promus Hotel Corporation*..................       580         $19,502.50
  Wyndham Hotel Corporation*.................       670          19,513.75
Household Appliances (2.04%)
  Sunbeam Corporation, Inc...................       600          19,725.00
Leisure & Recreational Products (2.03%)
  West Marine, Inc.*.........................       560          19,670.00
Medical--Biomedical/Gene (4.13%)
  Amgen, Inc.*...............................       340          20,357.50
  Diacrin, Inc.*.............................     1,510          19,630.00
Medical--Hospital Management (2.03%)
  Health Management Associates, Inc.* .......       760          19,665.00
Medical Products & Instruments (6.11%)
  Boston Scientific Corporation*.............       300          19,725.00
  Johnson & Johnson .........................       340          19,677.50
  Medtronic, Inc.............................       320          19,680.00
Paper & Related Products (1.98%)
  Kimberly-Clark Corporation.................       180          19,125.00
Protection Services--Safety (2.03%)
  Rural/Metro Corporation*...................       610          19,672.50
Publishing--Newspapers (4.08%)
  Belo (A.H.) Corporation....................       530          19,742.50
  New York Times Company.....................       420          19,687.50
REITS--Hotel/Restaurant (2.03%)
  FelCor Suite Hotels, Inc...................       550          19,593.75
REITS--Regional Malls (4.09%)
  General Growth Properties .................       640          19,760.00
  Simon DeBartolo Group, Inc.................       620          19,762.50
Retail Apparel Stores (2.02%)
  Gap, Inc...................................       560          19,530.00
Retail Food Stores (2.03%)
  Albertson's, Inc...........................       560          19,600.00
Retail Jewelry Stores (2.03%)
  Claire's Stores, Inc.......................     1,130          19,633.75
Retail--Miscellaneous/Diversified (4.06%)
  Petco Animal Supplies, Inc.*...............       870          19,575.00
  Starbucks Corporation*.....................       630          19,687.50


                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 19
                           SCHEDULE OF INVESTMENTS
              AS OF DATE OF DEPOSIT, MARCH 25, 1997 (CONTINUED)
COMMON STOCKS (1)

          PRIMARY INDUSTRY SOURCE AND          NUMBER OF   COST OF SECURITIES
                NAME OF ISSUER                   SHARES        TO TRUST(2)
--------------------------------------------  -----------  ------------------
Retail--Office Supplies (4.05%)
  Staples, Inc.*.............................       890        $ 19,691.25
  Viking Office Products, Inc.*..............       930          19,530.00
Retail--Restaurants (2.03%)
  Planet Hollywood International, Inc.* .....     1,050          19,687.50
Therapeutics (1.99%)
  Agouron Pharmaceuticals, Inc.*.............       270          19,338.75
                                                           -----------------
  TOTAL INVESTMENTS .........................                  $967,500.00



------------
(1)     All Securities are represented entirely by contracts to purchase
        Securities.
(2) Valuation of the Securities by the Co-Trustees was made as described in "Valuation" as of the close of business on the business day prior to the Date of Deposit.
(3)     The loss to the Sponsor on the date of deposit is $273.
*       Non-income producing security.

STATE OF NEW YORK       )
                        :ss.:
COUNTY OF NEW YORK      )

        On this 25th day of March, 1997 before me personally appeared
Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                             ---------------------------------
                                             Notary Public

                                             FIRST NATIONAL BANK OF CHICAGO


                                             By
                                                ------------------------------
                                          Title


SEAL

Attest:



----------------------------------
           Title


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STATE OF NEW YORK       )
                        :ss.:
COUNTY OF NEW YORK      )


     On this 25th day of March, 1997 before me personally appeared            ,
to me known, who being by me duly sworn, said that he is a                of
First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        ---------------------------------
                                              Notary Public